UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 22, 2011

Banks.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-33074	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Market Street, Suite 2200

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 22, 2011, Banks.com, Inc. (“Banks.com” or the “Company”) received notice from NYSE Amex LLC (“NYSE Amex” or the “Exchange”) indicating that the Company no longer complies with the Exchange’s continued listing standards due to the low selling price of its common stock, as set forth in Section 1003(f)(v) of the Exchange’s Company Guide (the “Company Guide”), and that its securities are, therefore, subject to being delisted from the Exchange. The Company intends to appeal this determination and request a hearing before a committee of the Exchange. There can be no assurance that the Company’s request for continued listing will be granted.

As the Company previously reported, by letter dated June 20, 2011, Exchange staff (“Staff”) notified the Company that it was not in compliance with Section 1003(f)(v) of the Company Guide in that the Company’s securities had been selling at a low price per share for a substantial period of time. The Company’s continued listing was predicated on it effecting a reverse stock split of its common stock within a reasonable amount of time, which Staff had determined to be no later than November 18, 2011. This deadline for compliance reflected a truncation under Section 1009(h) of the Company Guide, which provides that Staff may truncate the continued listing evaluation and follow-up procedures if a company, within 12 months of the end of a plan period, is again determined to be below continued listing standards. By letter dated October 6, 2010, Banks.com was determined by the Exchange to have resolved a September 16, 2009 continued listing deficiency under Section 1003(f)(v) of the Company Guide.

The Company’s press release dated November 28, 2011 with respect to the notification from the Exchange described above is attached to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed below are being furnished with this Form 8-K.

Exhibit Number	Description

99.1	Press Release dated November 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2011	BANKS.COM, INC.

	By:	/s/ Daniel M. O’Donnell
	Name:	Daniel M. O’Donnell
	Title:	President and Chief Executive Officer
(Principal Executive Officer)